UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2021

Romulus Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-194070	80-0922058
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas 3rd Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

(646) 768-8417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On June 28, 2021, as a result of a private transactions, 10,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the “Shares”) of Romulus Corp., a Nevada corporation (the “Company”), were transferred from Custodian Ventures, LLC to Chan Yit Wei, Teh Boo Yim, Falcon Venture Capital Limited, Chan Kim Thiam, and Dengfeng Management Limited (collectively, the “Purchasers”). As a result, the Purchasers became an approximately 90% holder of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholder. The consideration paid for the Shares was $260,000. The source of the cash consideration for the Shares was personal funds of the Purchasers. In connection with the transaction, David Lazar released the Company from all debts owed to him.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2021, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, Chan Yit Wei consented to act as the new President, CEO, CFO, Treasurer , Secretary and Chairman of the Board of Directors of the Company.

Chan Yit Wei, 39, is the CEO of the Company. Mr Chan was previously recruited to work in International Dental Medical Management Limited as Chief Operating Officer. He then, ventured into three new startup companies, Mina International Limited, Wei Yi Consultancy Limited and Superior Wellness International Limited, focusing in global trading, technology consultancy and wellness tourism respectively. His understanding of various departmental structure across these health and wellness industries over a decade allowed him to perform multiple roles and duties in the organization he served. He is familiar with Asia Pacific markets and cross border operations and culture. He graduated from the Universiti Utara Malaysia with a Bachelor of Technology Management (Honours). He is an esteemed member of the International Association of Cell Therapy (Europe) and International Association of Stem Cell Therapy (USA).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	STOCK PURCHASE AGREEMENT, dated June 28, 2021, by and between Custodian Ventures,. LLC and Chan Yit Wei, The Boo Yim, Falcon Venture Capital Limited, Chan Kim Thiam, and Dengfeng Management Limited
99.2	DIRECTORS RESOLUTIONS, dated June 28, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 30, 2021

Romulus Corp.

/s/ Chan Yit Wei
By:	Chan Yit Wei
Title:	CEO

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